Exhibit 99.1

BROCADE CONTACTS
Media Relations	Investor Relations	Ogilvy PR
Leslie Davis	Yin Cantor	Ian Yellin
Tel: 408.333.5260	Tel: 408.333.5184	Tel: 415.677.2714
lmdavis@brocade.com	ycantor@brocade.com	ian.yellin@ogilvypr.com
Brocade Reports Third Quarter Fiscal Year 2007 Results

Margin Expansion Drives Improved Profitability
SAN JOSE, Calif. — August 23, 2007 — Brocade® (Nasdaq: BRCD), the leader in networked storage solutions that help enterprises connect and manage their information, today reported financial results for its third quarter of fiscal year 2007 (Q3 07), which ended July 28, 2007. Revenues for Q3 07 were $327.5 million, slightly above the Company’s preliminary results reported on August 8, 2007. Revenues for the quarter decreased 5% from $345.3 million reported in the second quarter of fiscal year 2007 (Q2 07) and increased 73% from $188.9 million reported in the third quarter of fiscal year 2006 (Q3 06). Results for Q3 07 and Q2 07 reflect the acquisition of McDATA, which closed on January 29, 2007. The Company’s third fiscal quarter is typically one of two seasonally weaker periods.
Commenting on the Company’s third quarter results, CEO Michael Klayko said, “Overall, we are very pleased with both our results and execution in our third fiscal quarter. In just two quarters, we have met or exceeded the vast majority of our target business metrics related to the acquisition of McDATA, and have strengthened our combined profitability and business fundamentals. We believe we are well positioned competitively and our leadership position is unchanged.”
Reporting on a GAAP basis, net income for Q3 07 was $10.7 million, or $0.03 per share basic and diluted. This reflects an increase from GAAP net income of $0.8 million, or $0.00 per share basic and diluted in Q2 07, and a decrease of 56% from GAAP net income of $24.5 million, or $0.09 per share basic and diluted in Q3 06, which was prior to the McDATA acquisition. The increase from Q2 07 to Q3 07 primarily reflects higher gross margin, lower operating expenses and a lower provision for income taxes on a GAAP basis.
Brocade
1745 Technology Dr., San Jose, CA 95110
T. 408.333.8000 F. 408.333.8101
www.brocade.com

BROCADE REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 2
Non-GAAP net income for Q3 07 was $49.5 million, or $0.13 per share basic and $0.12 per share diluted. This reflects an increase of 6% from non-GAAP net income of $46.6 million, or $0.12 per share basic and $0.11 per share diluted in Q2 07, and an increase of 60% from non-GAAP net income of $31.0 million, or $0.11 per share basic and diluted in Q3 06. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.
Q3 07 Financial Highlights and Additional Financial Information
Note: Q3 07 and Q2 07 figures include McDATA results. Other periods shown do not include McDATA results.
•	In Q3 07, as a percent of total, OEM revenues were 84% and Channel/Direct were 16%. This compares to 85% and 15%, respectively in Q2 07 and 92% and 8%, respectively in Q3 06. Three OEM customers, EMC, HP, and IBM, each accounted for 10% or more of total revenues and together represented approximately 64% of total revenues in Q3 07. The same three customers each accounted for 10% or more of total revenues and together represented approximately 67% of total revenues in Q2 07 and 74% in Q3 06.

•	In Q3 07, as a percent of total, domestic revenue was 58% and international was 42%. This compares to 65% and 35%, respectively in Q2 07 and 65% and 35%, respectively, in Q3 06.

•	Service revenue accounted for 14% of total revenue in Q3 07, compared with 13% of total revenue in Q2 07 and 8% of total revenue in Q3 06.

•	Q3 07 non-GAAP gross margin was 55.0%, compared to non-GAAP gross margin of 53.4% in Q2 07 and 60.2% in Q3 06.

•	The Company’s total installed base of SAN ports is approximately 14.1 million.

•	Sequential Average Selling Price (ASP) declines were in the low single digits in Q3 07.

•	In Q3 07 net stock-based compensation expense was $9.7 million and has been excluded from the Company’s non-GAAP results.

•	Q3 07 non-GAAP operating margin was 19.2%, compared to non-GAAP operating margin of 16.8% in Q2 07 and non-GAAP operating margin of 17.4% in Q3 06.

•	Q3 07 cash flow from operations was $36.3 million, compared to $46.2 million in Q2 07 and $26.3 million in Q3 06.

•	Cash and cash equivalents and investments at the end of Q3 07, net of the Company’s convertible debt, were $639.2 million, compared to $674.5 million at the end of Q2 07 and $518.6 million at the end of Q3 06.

BROCADE REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 3
•	In Q3 07, the Company repurchased $81.0 million of its common stock, representing 9.4 million shares, compared with $59.9 million spent in Q2 07 to repurchase 6.3 million shares. The Company has $132.7 million remaining under its $300 million stock buyback authorizations.

•	Day sales outstanding in accounts receivable for Q3 07 were 45 days, compared to 40 days in Q2 07 and 38 days in Q3 06.

•	Q3 07 capital expenditures were $14.0 million. This compares to $14.2 million in Q2 07 and $7.5 million in Q3 06.

•	As of July 28, 2007, the Company had 2,376 employees, compared with 2,440 employees as of April 28, 2007 and 1,399 employees as of July 29, 2006. The higher number of employees at the end of Q2 07 and Q3 07 compared to the end of Q3 06 reflects the acquisition of McDATA Corporation, which closed during Q2 07.
Q3 07 Business Highlights:
•	During the quarter, news announcements from Brocade, its business partners, and customers highlighted continued progress in global markets, professional services, and technology leadership.

•	Brocade’s global momentum continued to expand with the news that it has opened a world-class research and development facility in Bangalore, India. This opening will expand the Company’s presence in India and accelerate development of enhancements to its data center networking and management solutions for global markets.

•	The Company announced that it has bolstered its Storage Area Network (SAN) management solutions with greater analytic and reporting capabilities in the Brocade SAN Health(TM) family of proactive diagnostic utilities, including full support for mainframe FICON(R) and McDATA SAN environments.

•	Further extending Brocade’s position as an industry-leading SAN technology provider, the Brocade 5000 Switch was added to the HP B-Series portfolio of networked storage solutions.

•	During the quarter, Brocade Access Gateway became generally available for IBM BladeCenter solutions. The new feature enables interoperability between Brocade blade SAN switches and products from other SAN switch and director manufacturers, while also simplifying SAN management and reducing costs.

BROCADE REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 4
•	Brocade was recognized among the top finalists for the 2007 Microsoft Partner of the Year Award in the Advanced Infrastructure Solutions, Storage Solutions categories. The 2007 Microsoft Partner Program Awards recognizes top Microsoft Partners delivering market-leading, Microsoft-based solutions.

•	Brocade unveiled new capabilities that dramatically improve the backup and recovery of critical data in IBM and Sun Microsystems mainframe environments. These industry-first capabilities improve disaster recovery and business continuity operations by enabling faster backup of data to remote locations.

•	Brocade StorageX(R) was named as a finalist in eWeek’s 7th Annual Excellence Awards. Brocade StorageX is a Microsoft Windows-based FAN solution, which was recognized for its ability to improve enterprise-wide file data management
Non-GAAP Financial Measures
This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management believes that non-GAAP net income and other non-GAAP measures used in this press release allows management to gain a better understanding of the Company’s comparative operating performance from period-to-period and to its competitors’ operating results. Management also believes these non-GAAP measures help indicate the Company baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP earnings measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

BROCADE REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 5
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events, or arise outside the ordinary course of our continuing operations. Management believes that it is appropriate to evaluate the Company’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) legal fees associated with indemnification obligations to former employees and other related costs, (ii) SEC investigation and other related costs, (iii) acquisition and integration costs, (iv) gain on sale of investments and (v) gain on termination of an interest rate swap agreement.
Management also excludes the following non-cash charges in determining non-GAAP net income: (i) stock-based compensation and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, management believes that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our income statement. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses.
Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure on non-GAAP net income.
Limitations. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

BROCADE REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 6
Third Quarter Fiscal 2007 Conference Call and Web Cast Information
Brocade management will host a conference call to discuss third quarter fiscal 2007 results on Thursday, August 23, 2007 at 1:30 p.m. Pacific Time. To access the live Web Cast, please visit Brocade’s Website at www.brocade.com/investors at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference ends and will be available until 12:00 p.m. Pacific Time on August 30, 2007. A replay of the conference call will be available via the Web Cast at www.brocade.com/investors for approximately twelve months. To access the replay, please dial 888-286-8010 for domestic access and +617-801-6888 for international callers; the access code for the telephone replay is #44627068.
Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding the Company’s competitive position and product and service offerings. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company’s new product and service offerings; market competition; the effect of changes in IT spending levels; the Company’s ability to anticipate future OEM and end-user product needs or to accurately forecast end-user demand; dependence on strategic partners; expected synergies of the Company’s acquisitions and anticipated cost savings; and the Company’s ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in Brocade’s Quarterly report on Form 10-Q for the fiscal quarter ended April 28, 2007. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade
Brocade is the leading provider of networked storage solutions that help organizations connect, share, and manage their information. Organizations that use Brocade products and services are better able to optimize their IT infrastructures and ensure compliant data management. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.
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Brocade, Brocade B weave logo, Fabric OS, File Lifecycle Manager, McDATA, MyView, Secure Fabric OS, SilkWorm, and StorageX are registered trademarks and the Brocade B-wing logo and Tapestry are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. FICON is a registered trademark of IBM Corporation in the U.S. and other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.

BROCADE REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 7
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	July 28,	July 29,	July 28,	July 29,
	2007	2006	2007	2006
Net revenues
Product	$282,855	$174,209	$790,509	$500,177
Services	44,600	14,738	106,370	41,594

Total net revenues	327,455	188,947	896,879	541,771
Cost of revenues

Product	$131,862	$67,220	$345,153	$198,208
Services	29,805	9,813	73,724	25,804

Total cost of revenues	161,667	77,033	418,877	224,012

Gross margin	165,788	111,914	478,002	317,759
Operating expenses:
Research and development	54,085	42,534	154,780	121,416
Sales and marketing	57,200	35,501	155,150	100,682
General and administrative	12,536	8,426	33,511	23,523
Legal fees associated with indemnification obligations and other related costs	17,984	—	38,446	—
Acquisition and integration costs	4,055	—	19,051	585
SEC investigation and other related costs	—	2,990	—	10,179
Provision for SEC settlement	—	—	—	7,000
Amortization of intangible assets	7,924	888	16,810	1,406
Facilities lease losses	—	—	—	3,775

Total operating expenses	153,784	90,339	417,748	268,566

Income from operations	12,004	21,575	60,254	49,193
Interest and other income, net	10,913	8,133	29,157	22,391
Interest expense	(2,683)	(1,863)	(4,741)	(5,478)
Gain on investments	1,240	2,685	1,240	2,663

Income before provision for income taxes	21,474	30,530	85,910	68,769
Income tax provision	10,784	6,032	41,058	21,098

Net income	$10,690	$24,498	$44,852	$47,671

Net income per share – Basic	$0.03	$0.09	$0.13	$0.18

Net income per share – Diluted	$0.03	$0.09	$0.12	$0.17

Shares used in per share calculation – Basic	392,450	269,417	353,627	269,794

Shares used in per share calculation – Diluted	407,113	273,959	368,080	273,484

BROCADE REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 8
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 28,	October 28,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$374,408	$274,368
Short-term investments	313,902	267,694

Total cash, cash equivalents, and short-term investments	688,310	542,062
Accounts receivable, net	162,524	98,394
Inventories	21,770	8,968
Prepaid expenses and other current assets	43,511	43,365

Total current assets	916,115	692,789

Long-term investments	117,865	40,492
Property and equipment, net	200,978	104,299
Goodwill	434,489	41,013
Intangible assets, net	292,724	15,465
Other assets	26,146	6,660

Total assets	$1,988,317	$900,718

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$131,250	$56,741
Accrued employee compensation	76,456	62,842
Deferred revenue	86,442	52,051
Current liabilities associated with lease losses	15,629	4,931
Purchase commitments	43,240	6,104
Income tax payable	56,594	39,076
Other accrued liabilities	59,485	42,811

Total current liabilities	469,096	264,556

Convertible subordinated debt	166,957	—
Non-current liabilities associated with lease losses	21,802	11,105
Non-current deferred revenue	42,374	8,827
Other non-current liabilities	1,533	—

Stockholders’ equity
Common stock	1,500,323	889,250
Accumulated other comprehensive loss	13,583	(817)
Accumulated deficit	(227,351)	(272,203)

Total stockholders’ equity	1,286,555	616,230

Total liabilities and stockholders’ equity	$1,988,317	$900,718

BROCADE REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 9
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
For the Three Months Ended JULY 28, 2007 and JULY 29, 2006
(in thousands)
(unaudited)

	Three Months Ended
	July 28,	July 29,
	2007	2006
Cash flows from operating activities:
Net income	$10,690	$24,498
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefit from employee stock plans	(8,959)	(2,223)
Depreciation and amortization	28,758	8,522
Loss on disposal of property and equipment	609	108
Amortization of debt issuance costs	—	446
Net (gains) losses on investments and marketable equity securities	—	(2,685)
Non-cash compensation expense	9,714	8,468
Provision for doubtful accounts receivable and sales returns	1,453	814
Changes in operating assets and liabilities:
Accounts receivable	(12,381)	(3,865)
Inventories	4,636	(936)
Prepaid expenses and other assets	6,920	(10,371)
Accounts payable	53,453	1,661
Accrued employee compensation	(15,429)	(2,617)
Deferred revenue	2,828	1,635
Other accrued liabilities	(43,137)	4,047
Liabilities associated with lease losses	(2,866)	(1,178)

Net cash provided by operating activities	36,289	26,324

Cash flows from investing activities:
Purchases of property and equipment	(13,939)	(7,477)
Purchases of short-term investments	(106,973)	(121,079)
Proceeds from sales of property and equipment	1,336	—
Proceeds from sale of marketable equity securities and equity investments	—	10,185
Purchases of restricted short-term investments	—	(50)
Proceeds from maturities and sale of short-term investments	210,326	109,971
Purchases of long-term investments	(60,801)	(684)
Proceeds from maturities and sale of long-term investments	5,015	—
Proceeds from the maturities of restricted short-term investments	—	1,093
Purchases of non-marketable minority equity investments	(5,000)	—
Decrease in restricted cash	6,583	—

Net cash provided (used) in investing activities	36,547	(8,041)

Cash flows from financing activities:
Payments on capital lease obligations	(5)	—
Termination of interest rate swap	(4,989)	—
Common stock repurchases	(81,009)	(25,276)
Excess tax benefit from employees stock plans	8,959	2,223
Proceeds from issuance of common stock, net	14,970	8,166

Net cash provided (used) by financing activities	(62,074)	(14,887)

Effect of exchange rate fluctuations on cash and cash equivalents	(192)	79

Net increase (decrease) in cash and cash equivalents	10,570	3,475
Cash and cash equivalents, beginning of period	363,838	181,009

Cash and cash equivalents, end of period	$374,408	$184,484

BROCADE REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 10
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
For the Nine Months Ended JULY 28, 2007 and JULY 29, 2006
(in thousands)
(unaudited)

	Nine Months Ended
	July 28,	July 29,
	2007	2006
Cash flows from operating activities:
Net income	$44,852	$47,671
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefit from employee stock plans	(9,120)	(8,810)
Depreciation and amortization	69,560	27,073
Loss on disposal of property and equipment	812	308
Amortization of debt issuance costs	—	1,297
Net (gains) losses on investments and marketable equity securities	—	(2,663)
Non-cash compensation expense	24,443	23,366
Provision for doubtful accounts receivable and sales returns	3,115	1,558
Provision for SEC settlement	—	7,000
Non-cash facilities lease loss expense	—	3,775
Changes in operating assets and liabilities:
Accounts receivable	41,354	(10,045)
Inventories	51	1,871
Prepaid expenses and other assets	(2,077)	(13,308)
Accounts payable	32,515	12,124
Accrued employee compensation	(37,701)	8,396
Deferred revenue	15,101	11,798
Other accrued liabilities	(61,522)	6,193
Liabilities associated with lease losses	(5,519)	(3,586)

Net cash provided by operating activities	115,864	114,018

Cash flows from investing activities:
Purchases of property and equipment	(41,526)	(22,950)
Purchases of short-term investments	(397,863)	(259,263)
Proceeds of sales of property and equipment	1,336	—
Proceeds from sale of marketable equity securities and equity investments	—	10,185
Purchases of restricted short-term investments	—	(2,216)
Proceeds from maturities and sale of short-term investments	588,159	245,455
Purchases of long-term investments	(152,602)	(13,252)
Proceeds from maturities and sale of long-term investments	10,862	—
Proceeds from the maturities of restricted short-term investments	—	2,859
Purchases of non-marketable minority equity investments	(5,000)	(4,575)
Cash paid in connection with acquisitions, net of cash acquired	(7,704)	(59,887)
Decrease in restricted cash	12,422	—
Cash acquired on merger with McDATA	147,407	—

Net cash provided (used) in investing activities	155,491	(103,644)

Cash flows from financing activities:
Payments on capital lease obligations	(712)	—
Common stock repurchases	(140,883)	(40,206)
Termination of interest swap	(4,989)	—
Redemption of outstanding convertible debt	(124,185)	—
Excess tax benefit from employees stock plans	9,120	8,810
Proceeds from issuance of common stock, net	90,670	23,328

Net cash provided (used) by financing activities	(170,979)	(8,068)

Effect of exchange rate fluctuations on cash and cash equivalents	(336)	177

BROCADE REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 11

	Nine Months Ended
	July 28,	July 29,
	2007	2006
Net increase (decrease) in cash and cash equivalents	100,040	2,483
Cash and cash equivalents, beginning of period	274,368	182,001

Cash and cash equivalents, end of period	$374,408	$184,484

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)

	Q3 07	Q2 07	Q3 06
Net income on a GAAP basis	$10,690	$843	$24,498
Adjustments:
Stock-based compensation expense included in cost of revenues	3,128	2,236	1,738
Amortization of intangible assets expense included in cost of revenues	11,328	11,328	—

Total gross margin adjustments	14,456	13,564	1,738
Legal fees associated with indemnification obligations and other related costs	17,984	15,234	—
SEC investigation and other related costs	—	—	2,990
Stock-based compensation expense included in research and development	2,992	2,056	3,052
Stock-based compensation expense included in sales and marketing	2,453	1,682	1,771
Stock-based compensation expense included in general and administrative	1,139	944	876
Amortization of intangible assets expense included in operating expenses	7,924	7,977	888
Acquisition and integration costs	4,055	7,564	—

Total operating expense adjustments	36,547	35,457	9,577

Total operating income adjustments	51,003	49,021	11,315
Gain on termination of swap	(367)	—	—
Gain on investments	(895)	—	(2,685)
Income tax effect of adjustments	(10,937)	(3,250)	(2,152)

Non-GAAP net income	$49,494	$46,614	$30,976

Non-GAAP net income per share – Basic	$0.13	$0.12	$0.11

Non-GAAP net income per share – Diluted	$0.12	$0.11	$0.11

Shares used in non-GAAP per share calculation – Basic	392,450	395,574	269,417

Shares used in non-GAAP per share calculation – Diluted	407,113	411,989	273,959

See explanation of non-GAAP information included herein.